EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS

OF

FINLAY ENTERPRISES, INC.

Incorporated under the Laws of the State of Delaware

(As amended and restated as of December 4, 2007)

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of Finlay Enterprises, Inc. (“the Corporation”) shall be located in the State of Delaware and the registered agent shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

SECTION 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the stockholders of the Corporation (the “stockholders”), the Board and any committee of the Board.

ARTICLE II

Meetings of Stockholders

SECTION 1. Place of Meeting. All meetings of the stockholders shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board.

SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

SECTION 3. Special Meetings. Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation (the “Certificate”) or required by law, special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board (the “Chairman”), the President or the Board. Only such business as is specified in the notice of any special meeting of the stockholders shall be brought before such meeting.

SECTION 4. Notice of Meetings.

(a) Except as otherwise provided in the Certificate or required by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. An affidavit of the Secretary or of the transfer agent of the Corporation that the Notice required by this Section 4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article IX of these By-laws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate, or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

SECTION 5. Quorum. Except as otherwise provided in the Certificate or required by law, the holders of issued and outstanding capital stock of the Corporation representing a majority of all votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided, however, that, except as otherwise provided in the Certificate or required by law, in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series shall constitute a quorum for the transaction of business by such class or series.

SECTION 6. Adjournments. The holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7. Order of Business. At each meeting of the stockholders, the Chairman, or in the absence of the Chairman, the President, or in the absence of both the Chairman and the President, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of notice to the Corporation of the intent of such stockholder to bring such business before the meeting and who is entitled to vote at the meeting.

SECTION 8. List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock transfer ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged, in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.

SECTION 9. Voting. Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

At each meeting of the stockholders, unless otherwise provided in the Certificate or these By-laws or required by law, (i) all corporate actions (other than the election of directors) to be taken by vote of the stockholders shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and (ii) where a separate vote by class is required, the affirmative vote of a majority of the votes cast by the stockholders of such class who are present in person or represented by proxy shall be the act of such class. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

All elections of directors shall be by written ballot, unless otherwise provided in the Certificate or required by law. In voting on any other question on which a vote by ballot is required by law, or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or the stockholder’s proxy and shall state the number of shares voted. On all other questions, the voting may be viva voce.

SECTION 10. Inspectors. The chairman of the meeting shall appoint two or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

SECTION 2. Number, Qualification and Election. Except as otherwise fixed by or pursuant to the provisions of the Certificate and subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors in certain circumstances as provided in the Certificate, the number of directors of the Corporation that shall constitute the Whole Board (as defined in Article Seventh(a) of the Certificate) shall be no less than seven and no more than eleven, as such number shall be increased or decreased as determined by the Board of Directors in accordance with the Certificate. Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

SECTION 3. Nominations. Except as otherwise provided in the Certificate or required by law, nominations for the election of directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of notice of nomination to the Corporation and who is entitled to vote for the election of directors.

SECTION 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided by law, the Certificate or these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 6. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman or the President or by a majority of the directors.

SECTION 8. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by mail or overnight delivery service to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two business days before the day on which the meeting is to be held or shall be given to such director personally or by telephone, electronic mail or facsimile telecommunication to the address, telephone number, electronic mail address or facsimile number of such director as it appears in the records of the Corporation, not later than the business day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time, place and purpose of the meeting.

SECTION 9. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 10. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 11. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman, the President or the Secretary. Such

resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 13. Vacancies. Except as otherwise provided in the Certificate or required by law, any vacancies on the Board resulting from death, resignation or other cause shall be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these By-laws. Except as otherwise provided in the Certificate or required by law, any director elected in accordance with the preceding sentence of this Section 13 shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which such director has been elected expires and until such director’s successor shall have been elected and qualified.

SECTION 14. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Committees of the Board of Directors

SECTION 1. Establishment of Committees of the Board of Directors; Appointment of Members of Committees of the Board of Directors; Functions of Committees of the Board of Directors. The Board may, in accordance with and subject to the Delaware General Corporation Law, from time to time establish one or more committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board may from time to time determine.

SECTION 2. Procedure; Meetings; Quorum. Regular meetings of committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of the majority of the members thereof. Notice of each special meeting of any committee of the Board shall be given by mail or overnight delivery service to each committee member, in either case addressed to such member at such member’s residence or usual place of business, at least two business days before the day on which the meeting is to be held, or shall be given to such member personally or by telephone, electronic mail, or facsimile telecommunication to the address, telephone number, electronic mail address or facsimile number of such member as it appears in the records of the Corporation, not later than the business day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting, the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

ARTICLE V

Officers

SECTION 1. Number; Term of Office. The officers of the Corporation shall be such officers, which may include a Chairman of the Board, Vice Chairman, Chief Executive Officer, President, one or more Vice Presidents, a Treasurer, a Secretary, one or more Assistant Treasurers and one or more Assistant Secretaries and such other officers with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as these By-laws provide or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and to prescribe their powers and duties. The Board may require any officer to give security for the faithful performance of such person’s duties.

SECTION 2. Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose or, except in the case of any officer elected by the Board, by any superior officer upon whom such power may be conferred by the Board.

SECTION 3. Resignation. Any officer may resign at any time by giving notice to the Board, the Chairman or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

SECTION 5. Chairman of the Board. The Chairman shall, if present, preside at meetings of the Board and, if present, preside at meetings of the stockholders. The Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chairman shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 6. Vice Chairman. The Vice Chairman shall, in the absence of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 7. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chief Executive Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.

SECTION 8. The President. The President shall perform such senior executive duties as the Board shall from time to time determine. The President shall, if present and in the absence of the Chairman, preside at meetings of the stockholders and, if present and in the absence of the Chairman, preside at meetings of the Board. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 9. Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 10. Treasurer. The Treasurer shall supervise and be responsible for all the funds of the Corporation and for all stock or other securities of any other corporation or entity which may be held by the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 11. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 12. Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board.

ARTICLE VI

Capital Stock

SECTION 1. Shares. When shares of stock of the Corporation are represented by certificates, such certificates shall be in such form as shall be approved by the Board. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman or the President, or any Vice President and by the Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar, provided that such transfer agent or registrar is not an employee of the Corporation. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

When shares of stock of the Corporation are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send, or cause to be sent, to the stockholder to whom such shares have been issued or transferred a written notice that shall set forth (i) the name of the Corporation, (ii) that the Corporation is organized under the laws of the State of Delaware, (iii) the name of the stockholder, (iv) the number and class or series, if any, of the shares represented, (v) any restrictions on the transfer or registration of such shares imposed by the Certificate, these By-laws, any agreement among stockholders or any agreement between stockholders and the Corporation, and (vi) any additional information required by the Delaware General Corporation Law to be included on certificates.

Blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 2. Transfer of Shares. The Secretary, transfer agent, registrar or any other officer or agent designated by the Board shall keep a record to be known as the stock transfer ledger of the Corporation, containing the name of each stockholder of record, together with such stockholder’s address and the number and class or series of shares held by such stockholder. Transfer of shares of stock of each class of the Corporation shall be made only on the stock transfer ledger of the Corporation upon the receipt of proper transfer instructions and upon the payment of any taxes thereon, and, in the case of transfers of shares which are represented by one or more certificates, only upon receipt of such certificate(s) with proper endorsement from the holder of record or from such holder’s duly authorized attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary of the Corporation or its designated transfer agent or other agent; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. In the event a certificate representing shares to be transferred cannot be surrendered because it has been lost, stolen, destroyed or mutilated, the transferor shall comply with the requirements imposed by the Board of Directors as set forth in Section 4 of this Article VI in lieu of surrendering a properly endorsed certificate. Upon satisfactory completion by the transferor of the requirements set forth in this Section 2, all certificates for the transferred shares shall be cancelled, new certificates representing the transferred shares (or evidence of the transferee’s ownership of the transferred shares in uncertificated form) shall be delivered to the transferee, and the transaction shall be recorded on the stock transfer ledger of the Corporation. The person in whose name shares are registered on the stock transfer ledger of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock transfer ledger of the Corporation by an entry showing from and to whom transferred.

SECTION 3. Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the person registered on its records as the owner of shares of stock (whether or not represented by a certificate) as the absolute owner of the shares and the person exclusively entitled to receive notices, dividends and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares, shall be entitled to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.

Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address, or, if applicable, an electronic mail address or facsimile number, to which notices of meetings and all other corporate notices may be sent to such person, and, if any stockholder shall fail to designate such address or delivery information, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

SECTION 4. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft,

destruction or mutilation of the certificate therefor the Corporation may issue to such holder a new certificate or certificates for shares (or evidence of the holder’s ownership of such shares in uncertificated form), upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate (or stock transfer ledger entry of the holder’s ownership of such shares in uncertificated form).

SECTION 5. Transfer Agents and Registrars; Regulations. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board may make, and may authorize such agent(s) and registrar(s) to make, such additional rules as it or they may deem expedient concerning the issue, transfer and registration of shares of stock of each class of the Corporation, and may make such rules and take such action as it may deem expedient concerning the issue of certificates (or stock transfer ledger entry of the holder’s ownership of such shares in uncertificated form) in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated, whether or not such shares are represented by certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar.

SECTION 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words, “Corporate Seal” and “Delaware” inscribed thereon, or such other words or figures as the Board may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board.

ARTICLE IX

Waiver of Notice

Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

Amendments

The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these By-laws. In addition, to the extent permitted by the Delaware General Corporation Law and in accordance with the Certificate, these By-Laws may be amended, altered or repealed by the Board of Directors.

ARTICLE XI

Miscellaneous

SECTION 1. Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, financial instruments and other documents for and in the name of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have the power to execute those documents incident to their normal duties and offices.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.

SECTION 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.

SECTION 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

SECTION 5. Subject to Law and Restated Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.

SECTION 6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock transfer ledger, books of account, and minute books, may be kept on, or be in the form of magnetic tape, discs, cards, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 7. Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the stockholders for inspection.

ADOPTED: December 4, 2007